BERMUDA

THE COMPANIES ACT 1981

# MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

## MEMORANDUM OF ASSOCIATION

## OF

## New Spring Company Ltd.

(hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

| Name and Address | Bermudian Status (Yes or No) | Nationality | Number of Shares Subscribed |
|---|---|---|---|
| Ian Stone | No | British | 1 |
| Samantha L Hayward | Yes | British | 1 |
| Marlies Smith | No | Canadian | 1 |

All of : Victoria Place
31 Victoria Street
Hamilton HM 10,
Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an exempted Company as defined by the Companies Act 1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding N/A in all, including the following parcels:-

   N/A

5. The authorised share capital of the Company is US$10,000 divided into 10,000,000 shares of par valueUS$0.001 each.

6. The objects for which the Company is formed and incorporated are:-

   Unrestricted and the Company shall have the capacity, rights, powers and privileges of a natural person.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

| | |
|---|---|
| Ian Stone | |
| Samantha L Hayward | |
| Marlies Smith | (Witnesses) |

Subscribed this 4 day of June 2009.